Exhibit 23.2

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Plaza
1900 St. Antoine Street
Detroit, MI 48226-2263
Telephone (313) 394 6000
Facsimile (313) 394 6555
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CMS Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.
PricewaterhouseCoopers LLP
Detroit, Michigan
August 6, 2008